Exhibit 10.1

EXECUTION VERSION

AGENCY AGREEMENT

December 12, 2018

CLS Holdings USA, Inc.

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

USA

Attention:      Jeff Binder, Chairman and CEO

Dear Sirs/Mesdames:

Canaccord Genuity Corp., as sole bookrunner and lead agent (the "Lead Agent"), and Gravitas Securities Inc. (collectively, with the Lead Agent, the "Agents" and each individually, an "Agent") understands that CLS Holdings USA, Inc. (the "Corporation") proposes to issue and sell up to $40,000,000 aggregate principal amount of 8.0% unsecured convertible debentures of the Corporation (the "Convertible Debentures") at a price of $1,000 per Convertible Debenture (the "Issue Price") on a private placement basis for aggregate gross proceeds of up to $40,000,000.00, subject to the terms and conditions set out below (the "Offering").

The Convertible Debentures will be duly and validly created and issued pursuant to, and governed by, a convertible debenture indenture (the "Debenture Indenture") to be entered into effective on the Closing Date (as hereinafter defined) between the Corporation and Odyssey Trust Company (or such other Agents determined by the Corporation and the Agents), as Debenture Trustee in respect of the Convertible Debentures (the "Debenture Trustee"). Each Convertible Debenture shall have a maturity date of three (3) years from the Closing Date (the "Maturity Date") and bear interest at an annual rate of 8.0% per annum from the Closing Date. For a period of eighteen (18) months from the closing of the Offering, any interest payable will automatically accrue and be capitalized to the principal amount of the Convertible Debenture, and shall thereafter be deemed to be a part of the principal amount of the Convertible Debenture. At any time prior to the close of business on the earlier of: (i) the last Business Day immediately preceding the Maturity Date; and (ii) the date fixed for redemption upon the occurrence of a Change of Control (the "Optional Conversion"), the Convertible Debentures will be convertible into units of the Corporation (the "Units") at the option of the holder. Each Unit will consist of one common share of the Corporation (a "Common Share") and one half of one common share purchase warrant (each whole warrant, a "Warrant") exercisable into one Common Share at a price of $0.80 per Unit (the "Conversion Price"). Notwithstanding the Optional Conversion, beginning on the date that is four (4) months plus one (1) day following the Closing Date, the Corporation may, upon thirty (30) days' notice, force the conversion of all of the principal amount of the outstanding Convertible Debentures at the Conversion Price if the daily volume weighted average trading price of the Common Shares is greater than $1.20 per common share for the preceding ten (10) consecutive days (the "Mandatory Conversion").

The Corporation hereby grants the Agents an option (the "Over-Allotment Option") to increase the size of the Offering by an additional 6,000 Convertible Debentures of the Corporation (the "Additional Debentures"), each Additional Debenture having the same terms as the Convertible

Debentures, at the Issue Price for additional gross proceeds of up to $6,000,000.00, upon the terms and conditions set forth herein. The Over-Allotment Option shall be exercisable, in whole or in part, at any time prior to the Closing Time (the "Over-Allotment Expiry Time"). All references in this Agreement to Convertible Debentures include any Additional Debentures, all references to the Offering include any exercise of the Over-Allotment Option, and all references to Closing Time include the Over-Allotment Expiry Time, in each case, as the context may permit or required.

The description of the Convertible Debentures herein is a summary only and is subject to the specific attributes and detailed provisions of the Convertible Debentures to be set forth in the Debenture Indenture. In the case of any inconsistency between the description of the Convertible Debentures in this Agreement and their terms and conditions as set forth in the Debenture Indenture, the provisions of the Debenture Indenture will govern.

The Warrants be will be duly and validly created and issued by the Corporation pursuant to, and governed by, the terms of a warrant indenture (the "Warrant Indenture") to be entered into on the Closing Date between the Corporation and Odyssey Trust Company, as indenture trustee in respect of the Warrants (the "Warrant Trustee"). Each Warrant entitles the holder thereof to acquire one Common Share of the Corporation at an exercise price that is $1.10 per Warrant (each, a "Warrant Share"), for a period of thirty-six (36) months from the Closing Date (the "Warrant Expiry Date"). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In the case of any inconsistency between the description of the Warrants in this Agreement and their terms and conditions as set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.

Upon and subject to the terms and conditions set forth herein, the Agents hereby agrees to act, and upon acceptance hereof, the Corporation hereby appoints the Agents, as the Corporation’s exclusive Agents, to offer for sale by way of private placement on a "commercially reasonable efforts" agency basis, without underwriter liability, the Convertible Debentures to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Convertible Debentures in the Designated Jurisdictions (as hereinafter defined) and in those jurisdictions outside Canada where the Convertible Debentures may lawfully be sold pursuant to the terms and conditions hereof.

The parties acknowledge that the (i) Convertible Debentures, (ii) the Units issuable upon exercise of the Convertible Debentures and Broker Warrants (as defined herein), (iii) the Common Shares and Warrants issuable upon exercise of the Units and Finance Fee Units, (iv) the Broker Warrants and Finance Fee Units, as applicable, and (v) the Warrant Shares issuable upon exercise of the Warrants, have not been registered under the U.S. Securities Act (as hereinafter defined) or the securities laws of any state of the United States and may not be offered or sold, except pursuant to exclusions or exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state of the United States in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Corporation and the Agents and the U.S. Affiliates (as hereinafter defined) contained herein and in Schedule "A" hereto. All actions to be undertaken by the Agent in the United States or to, or for the account or benefit of, U.S. Persons (as defined herein) in connection with the matters contemplated herein shall be undertaken through a U.S. Affiliate.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Corporation will pay to the Agents:

(A)(i) a cash fee of $354,000 for advisory services provided to the Corporation in connection with the Offering (the "Advisory Fee"); (ii) a commission equivalent to 6.0% of the aggregate gross proceeds of the Offering in the form of cash or Convertible Debentures, or any combination of cash or Convertible Debentures at the option of the Agents (other than from the President's List Purchasers) (the "Agents' Commission", and together with the Advisory Fee, the "Cash Commission");

(B)(i) an aggregate of 184,375 Units (the "Advisory Units"); and (ii) a fee equal to the number of Units which is equal to 2.5% of the aggregate gross proceeds of the Offering divided by the Conversion Price (the "Agents' Units", and together with the Advisory Units, the "Finance Fee Units"); and

(C)(i) an aggregate of 442,500 advisory warrants (the "Advisory Warrants"); and (ii) broker warrants equal to 6.0% of the gross proceeds of the Offering divided by the Conversion Price (the "Agents' Warrants", and together with the Advisory Warrants, the "Broker Warrants").

Each Broker Warrant is exercisable at any time prior to the date that is thirty-six (36) months from the Closing Date (the "Compensation Expiry Date") to acquire that number of Units (the "Compensation Units") which is equal to 6.0% of the gross proceeds of the Offering divided by the Conversion Price, at an exercise price equal to the Conversion Price. The Broker Warrants shall be governed by the terms and conditions contained in the Broker Warrant Certificate attached hereto as Schedule "E". Each Compensation Unit shall be comprised of one Common Share and one half of one Warrant, with each whole Warrant exercisable into one Warrant Share.

Notwithstanding the foregoing, the Agents' Commission payable and Agents' Warrants issuable with respect to President's List Purchasers only shall be reduced to 3.0% of the aggregate gross proceeds received by the Corporation from the President's List Purchasers under the Offering. For greater certainty, the number of Finance Fee Units issuable by the Corporation to the Agents shall be unaffected by the President's List Purchasers.

The Agents shall be entitled (but not obligated) in connection with the Offering to retain as sub- Agents other registered securities dealers and may receive subscriptions for Convertible Debentures from subscribers from other registered dealers, at no additional cost to the Corporation. The fee payable to any such Selling Firm (as defined herein) shall be for the account of the Agents.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are the terms and conditions of the agreement between the Corporation and the Agents:

Section 1.	Definitions and Interpretation

(a)	In this Agreement:

"Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

"Additional Debentures" has the meaning given to that term on the first page of this Agreement;

"Advisory Fee" has the meaning given to that term on the third page of this Agreement;

"Advisory Units" has the meaning given to that term on the third page of this Agreement;

"Advisory Warrants" has the meaning given to that term on the third page of this Agreement;

"affiliate", "associate", "distribution", "material change", "material fact", and "misrepresentation" have the respective meanings given to them in the Ontario Act;

"Agents" means collectively, Canaccord Genuity Corp. and Gravitas Securities Inc.;

"Agents' Commission" has the meaning given to that term on the third page of this Agreement;

"Agents' Units" has the meaning given to that term on the third page of this Agreement;

"Agents' Warrants" has the meaning given to that term on the third page of this Agreement;

"Agreement" means this Agency Agreement and not any particular article or section or other portion except as may be specified and words such as "hereof", "hereto", "herein" and "hereby" refer to this Agreement as the context requires;

"Broker Warrant Certificate" means the definitive certificates representing the Broker Warrants in a form acceptable to the Agents and the Corporation;

"Broker Warrants" has the meaning ascribed thereto in Section 3(c) of this Agreement;

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

"Canadian Securities Laws" means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

"Cash Commission" has the meaning given to that term on the third page of this Agreement;

"Change of Control" means (i) any event as a result of or following which any person, or group of persons “acting jointly or in concert” within the meaning of applicable Canadian Securities Laws, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation. A Change of Control will not include a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity;

"Claims" has the meaning given to that term in Section 14(a)(a) of this Agreement;

"Closing" means, with respect to the Convertible Debentures, the completion of the issue and sale by the Corporation of the Convertible Debentures pursuant to this Agreement;

"Closing Date" means the closing date of the Offering, which may occur in one or more tranches on one or more closing dates, each a "Closing Date". It is expected that the first Closing Date of the Offering will occur on or about December 12, 2018, or such other date as the Corporation and the Agents may agree;

"Closing Time" means the time of Closing on the Closing Date;

"Common Shares" has the meaning given to that term on the first page of this Agreement;

"Compensation Expiry Date" has the meaning given to that term on the second page of this Agreement

"Compensation Units" has the meaning given to that term on the second page of this Agreement;

"Compensation Securities" shall have the meaning ascribed thereto in Section 3(e) of this Agreement;

"Convertible Debenture" has the meaning given to that term on the first page of this Agreement;

"Conversion Price" has the meaning given to that term on the first page of this Agreement;

"Corporation" has the meaning given to that term on the first page of this Agreement;

"CSE" means the Canadian Securities Exchange;

"Debenture Indenture" has the meaning given to that term on the first page of this Agreement;

"Debenture Trustee" has the meaning given to that term on the first page of this Agreement;

"Debt Instrument" means any mortgage, note, indenture, loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Corporation or any Subsidiary is a party or otherwise bound;

"Designated Jurisdictions" means, collectively, each of the provinces of Canada (which shall not include Québec) and such other jurisdictions as the Corporation and the Agents may agree;

"Disclosure Documents" means, collectively, all of the documentation which has been filed by or on behalf of the Corporation with the relevant Securities Commissions pursuant to the requirements of applicable Securities Laws, including all press releases, material change reports (excluding any confidential material change report) and financial statements of the Corporation since January 1, 2017;

"Documents Incorporated by Reference" means all financial statements, management information circulars, annual information forms, material change reports, business acquisition reports, Marketing Materials or other documents filed by the Corporation on SEDAR or EDGAR, whether before or after the date of this Agreement, that are required by applicable Securities Laws to be incorporated by reference into the Registration Statement or any Supplementary Material, as applicable;

"Effective Date" has the meaning given to that term in Section 5(a);

"Engagement Letter" means the letter agreement dated October 1, 2018 between the Corporation and the Lead Agent relating to the Offering, as amended;

"Environmental Laws" means any federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

"Environmental Permits" means permits, authorizations and approvals required under any applicable Environmental Laws to carry on business as currently conducted;

"Finance Fee Units" shall have the meaning ascribed thereto in Section 3(b) of this Agreement;

"Financial Statements" means, collectively, (a) the unaudited condensed consolidated interim financial statements of the Corporation for the period ended August 31, 2018; and (b) the audited consolidated financial statements of the Corporation as at and for the year ended May 31, 2018, and any other financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors’ report on such statements, where applicable, prepared in accordance with U.S. GAAP;

"Governmental Authority" means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

"Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

"including" means including without limitation;

"Indemnified Party" has the meaning given to that term in Section 14(a) of this Agreement;

"Intellectual Property" has the meaning given to that term in Section 7(ii) of this Agreement;

"Issue Price" has the meaning given to that term on the first page of this Agreement;

"knowledge of the Corporation" (or similar phrases) means, with respect to the Corporation, the knowledge of Jeff Binder, Andrew Glashow and Ben Sillitoe after due and diligent inquiry;

"Laws" means the Securities Laws, the Environmental Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"Lead Agent" means Canaccord Genuity Corp.

"Leased Premises" means the premises which are material to the Corporation or any subsidiary, and which the Corporation or any subsidiary occupies as a tenant;

"Locked-Up Persons" has the meaning given to that term in Section 6(g) of this Agreement;

"Losses" has the meaning given to that term in Section 14(a) of this Agreement;

"Mandatory Conversion" has the meaning given to that term on the second page of this Agreement;

"Marketing Materials" has the meaning given to that term in NI 41-101;

"Material Adverse Effect" means the effect resulting from any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy or circumstance that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, prospects, financial condition, or results of operations of the Corporation and its Subsidiary, taken as a whole;

"Material Agreement" means any material contract, commitment, agreement (written or oral), instrument, lease or other document, licence agreements and agreements relating to Intellectual Property, to which the Corporation or any Subsidiary are a party or to which its property or assets are otherwise bound;

"Maturity Date" has the meaning given to that term on the first page of this Agreement;

"NI 41-101" means National Instrument 41-101 – General Prospectus Requirements;

"NI 44-101" means National Instrument 44-101 – Short Form Prospectus Distributions;

"NI 45-106" means National Instrument 45-106 - Prospectus Exemptions;

"NI 51-102" means National Instrument 51-102 – Continuous Disclosure Obligations;

"NI 52-110" means National Instrument 52-110 - Audit Committees;

"NP 11-202" means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

"Oasis Subsidiaries" means (i) Serenity Wellness Center, LLC dba Oasis Cannabis Dispensary/Retail Store; (ii) Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production, Wholesale; and (iii) Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation, Wholesale.

"Offering" has the meaning given to that term on the first page of this Agreement;

"Ontario Act" means the Securities Act (Ontario);

"Optional Conversion" has the meaning ascribed to the term on the first page of this agreement;

"Over-Allotment Option" has the meaning ascribed thereto on the second page hereof;

"Over-Allotment Expiry Time" has the meaning ascribed to that term on the first page of this Agreement;

"Passport System" means the procedures described under Multilateral Instrument 11-102 – Passport System and NP 11-202;

"person" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

"Potential Material Event" means any of the following: (i) the possession by the Corporation of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer, President or the Board of Directors of the Corporation that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Corporation; or (ii) any material engagement or activity by the Corporation which would, in the good faith determination of the Chief Executive Officer, President or the Board of Directors of the Corporation, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer, President or the Board of Directors of the Corporation that the applicable Registration Statement would be materially misleading absent the inclusion of such information; provided that, (i) the Corporation shall not use such right with respect to the Registration Statement for more than an aggregate of 90 days in any 12-month period; and (ii) the number of days the Corporation is required to keep the Registration Statement effective shall be extended by the number of days for which the Corporation shall have used such right;

"Presentation" means the investor presentation titled "CLS Holdings USA, Inc. Investor Presentation September 2018";

"President's List Purchasers" means the subscribers identified to the Agents by the Corporation settling directly with the Corporation;

"Purchasers" means the persons who (as purchasers or beneficial purchasers) acquire Convertible Debentures by duly completing, executing and delivering Subscription Agreements;

"OTCQB" means the OTCQB marketplace of the OTC Markets Group;

"Qualifying Jurisdictions" means each of the Designated Jurisdictions in Canada in which the Purchasers are resident;

"Registrable Securities" has the meaning given to that term in Section 5(a);

"Registration Statement" has the meaning given to that term in Section 5(a);

"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

"Related Registration Statements" has the meaning given to that term in Section 5(b);

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions (including the CSE) and, if applicable, the SEC and any applicable securities regulatory authority of any state of the United States;

"Securities Laws" means, unless the context otherwise requires, the Canadian Securities Laws, the U.S. Securities Laws and all applicable securities laws in each of the Designated Jurisdictions, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings, notices and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

"Selling Firms" has the meaning given to that term in Section 4(a);

"Subscription Agreements" means, collectively, the subscription agreements for the Convertible Debentures, in the forms agreed upon by the Agents and the Corporation pursuant to which Purchasers agree to subscribe for and purchase the Convertible Debentures pursuant to the Offering as herein contemplated and shall include, for certainty, all schedules thereto; and "Subscription Agreement" means any one of them, as the context requires;

"Subsidiary" means any one of the Oasis Subsidiaries and CLS Labs, Inc. and "Subsidiaries" means, collectively, the Oasis Subsidiaries and CLS Labs, Inc.;

"Supplementary Material" means any amendment to the Registration Statement, or any amended or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Securities Laws relating to the qualification for distribution of the Convertible Debentures or Units under applicable Securities Laws;

"Tax Act" means the Income Tax Act (Canada);

"Taxes" has the meaning given to that term in Section 7(bb) of this Agreement;

"Trading Day" has the meaning given to that term in Section 5(a);

"Transaction Documents" means, collectively, this Agreement, the Subscription Agreements, the Debenture Indenture, the Warrant Indenture, the Broker Warrant Certificate, and the certificates, if any, representing the Convertible Debentures, the Common Shares, the Warrants and the Warrant Shares;

"Transfer Agent" means Vstock Transfer, LLC;

"U.S. Affiliate" means the Agents' duly registered broker-dealer affiliate in the United States;

"U.S. GAAP" means United States generally accepted accounting principles set forth in the FASB Accounting Standards codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time;

"U.S. Marijuana Laws" means certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States and other related judgments, orders or decrees;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

"U.S. Person" means a "U.S. person", as such term is defined in Rule 902(k) of Regulation S;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"U.S. Securities Laws" means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder and as may be amended from time to time, and applicable state securities laws;

"Unit" has the meaning given to that term on the first page of this Agreement, and unless the context otherwise requires, any reference herein to "Unit" shall include any Finance Fee Units;

"United States" and "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"Warrant" has the meaning given to that term on the first page of this Agreement;

"Warrant Agent" means Odyssey Trust Company, as warrant agent under the Warrant Indenture;

"Warrant Certificates" means certificates representing the Warrants;

"Warrant Expiry Date" has the meaning given to that term on the second page of this Agreement;

"Warrant Indenture" means the warrant indenture pursuant to which the Warrants will be created and issued (other than the Warrants underlying the Broker Warrants which shall be governed by stand-alone certificates) dated as of the Closing Date and entered into between the Corporation and the Warrant Agents;

"Warrant Shares" has the meaning given to that term on the first page of this Agreement; and

"Warrant Trustee" has the meaning given to that term on the second page of this Agreement.

(b)

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(c)

Unless otherwise expressly provided in this Agreement, (i) words importing only the singular number include the plural and vice versa and words importing gender include all genders; and (ii) all references to dollars or "$" are to United States dollars, unless otherwise noted.

Section 2.	Offering

(a)

The Offering. The Corporation hereby appoints the Agents to act as the exclusive Agents to offer and sell the Convertible Debentures on a private placement basis and the Agents hereby accept such appointment. Notwithstanding anything to the contrary contained herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by, or legally binding obligation of, the Agents or any of their affiliates to act as underwriters, initial purchasers, arrangers, and/or placement Agents in connection with any offering of securities of the Corporation, including the Convertible Debentures, or to provide or arrange any financing, other than the appointment as Agents in connection with the Offering in accordance with the prior sentence and otherwise on the terms set forth herein.

(b)	Sale on Exempt Basis. The Agents shall use their "commercially reasonable" efforts to arrange for the purchase of the Convertible Debentures:

(i)	in the Qualifying Jurisdictions on a private placement basis in compliance with applicable Canadian Securities Laws and in accordance with the requirements of Category 3 of Rule 903 of Regulation S;

(ii)	in the United States and to, or for the account or benefit of, U.S. Persons that are Accredited Investors in compliance with Schedule "A" hereto; and

(iii)

in such other Designated Jurisdictions as may be agreed upon between the Corporation and the Agents, on a private placement basis in compliance with all applicable Securities Laws of such other Designated Jurisdictions and in accordance with the requirements of Category 3 of Rule 903 of Regulation S provided that no prospectus, registration statement or similar document is required to be filed in such Designated Jurisdiction, no registration or similar requirement would apply with respect to the Corporation in connection with the Offering in such other Designated Jurisdiction and the Corporation does not become subject to ongoing continuous disclosure obligations in such other Designated Jurisdictions.

(c)	Filings. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the issue and sale of the Convertible Debentures such that the distribution of the Convertible Debentures may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada, the United States or elsewhere, and the Agents undertakes to use its best efforts to cause Purchasers to complete any forms required by Canadian Securities Laws or other applicable Securities Laws. All fees payable in connection with such filings shall be at the expense of the Corporation.

(d)

No Offering Memorandum. Neither the Corporation nor the Agents shall: (i) provide to prospective Purchasers any document or other material or information that would constitute an offering memorandum within the meaning of Canadian Securities Laws other than the Presentation; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Convertible Debentures, including but not limited to, causing the sale of the Convertible Debentures to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Convertible Debentures whose attendees have been invited by general solicitation or advertising.

(e)

Press Releases. In order to comply with applicable U.S. Securities Laws, any press release announcing or otherwise concerning the Offering shall be in compliance with Rule 135c under the U.S. Securities Act and include an appropriate notation as follows: "The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful."

Section 3.	Commission

In consideration for its services hereunder, the Corporation agrees to pay and issue to the Agents, or as directed by the Agents, on the Closing Date:

(a)	the Cash Commission, payable in cash or Convertible Debentures, or any combination of cash or Convertible Debentures at the option of the Agents;

(b)	the Finance Fee Units, issuable by the Corporation on the Closing Date and the Finance Fee Units shall be fully earned by the Agents at that time; and

(c)	the Broker Warrants, exercisable at an exercise price equal to the Conversion Price until the date which is thirty-six (36) months from the Closing Date.

(d)

The Agents' Commission payable and Agents' Warrants issuable with respect to President's List Purchasers only shall be reduced to 3.0% of the aggregate gross proceeds received by the Corporation from the President's List Purchasers under the Offering. For greater certainty, the number of Agents' Units issuable by the Corporation to the Agents shall be unaffected by the President's List Purchasers.

(e)	In relation to the issuance of the Broker Warrants to the Agents, the Agents hereby represents, warrants and acknowledges to the Corporation that:

(i)

The Broker Warrants and the underlying Units, Common Shares, Warrants and Warrant Shares ("Compensation Securities") have not been registered under the U.S. Securities Act and may not be offered or sold unless registered or pursuant to an exemption from such registration requirements;

(ii)

The Agents are not U.S. Persons, are not acting for the account or benefit of a U.S. Person, were not offered the Broker Warrants while in the United States and were outside the United States at the time this Agreement was executed and delivered;

(iii)

The Agents will not sell or otherwise transfer the Compensation Securities except outside the United States in accordance with Regulation S or into the United States or to, or for the account or benefit of a U.S. Person pursuant to registration of the Compensation Securities under the U.S. Securities Act or pursuant to an exemption from such registration requirements and in each case in compliance will any applicable securities laws of any state of the United States;

(iv)	The Agents agrees not to engage in hedging transactions in the Compensation Securities except pursuant to the requirements of the U.S. Securities Act;

(v)

The Agents understand that the Compensation Securities are “restricted securities” under Rule 144 of the U.S. Securities Act, are subject to transfer restrictions under the U.S. Securities Act and will bear a restrictive legend to such effect;

(vi)

The Agents acknowledge and agree that the Corporation is hereby bound by this Agreement to refuse to register any transfer of the Compensation Securities not made in accordance with Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act and in compliance with any applicable local laws and regulations; and

(vii)

The Agents acknowledge and agree that the Broker Warrants and Warrants may not be exercised unless the Broker Warrants and Warrants are registered under the U.S. Securities Act or there is an available exemption or exclusion from such registration requirements and the Corporation or its transfer agent may require an opinion of counsel of recognized standing, or such other documentation, reasonably acceptable to the Corporation and its transfer agent to such effect.

Section 4.	Distribution and Certain Obligations of Agents

(a)

The Agents shall, and shall require any investment dealer or broker with which the Agents have a contractual relationship in respect of the distribution of the Convertible Debentures (each, a "Selling Firm") to agree to, comply with applicable Canadian Securities Laws of the Qualifying Jurisdictions, U.S. Securities Laws and the applicable Securities Laws of the Designated Jurisdictions outside of Canada, in connection with the distribution of the Special Warrants and shall offer the Convertible Debentures for sale to directly and through Selling Firms upon the terms and conditions set out in this Agreement.

(b)

The Agents shall, and shall require any Selling Firm to agree to, distribute the Convertible Debentures in a manner which complies with and observes all applicable Laws in each jurisdiction into and from which they may offer to sell the Convertible Debentures or distribute the Final Qualification Prospectus, any Marketing Materials or any Supplementary Material in connection with the distribution of the Convertible Debentures and will not, directly or indirectly, offer, sell or deliver any Convertible Debentures, any Marketing Materials or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Laws of such other jurisdictions or pay any unreasonable filing fees which relate to such other jurisdictions. Subject to the foregoing, the Agents and any Selling Firm shall be entitled to offer and sell the Convertible Debentures solely pursuant to an applicable exemption or exemptions from the registration requirements of any other jurisdictions (other than offers and sales in the United States or to, or for the account or benefit of, U.S. Persons, which shall be governed by Schedule "A" hereto) in accordance with any applicable Laws in the jurisdictions in which the Agents and/or Selling Firms offer the Convertible Debentures and in all cases for sales outside of the United States, to non-U.S. Persons and to persons not acting for the account or benefit of U.S. Persons in accordance with the requirements of Category 3 of Rule 903 of Regulation S.

(c)

The Agents will use commercially reasonable efforts to obtain from each Purchaser a duly completed and executed Subscription Agreement and other forms required under Canadian Securities Laws, U.S. Securities Laws or the applicable Securities Laws of any other Designated Jurisdiction outside of Canada and the United States into and which the Convertible Debentures are sold that are provided to the Agents by the Corporation for execution by the Purchasers relating to the issuance and sale of the Convertible Debentures, and the Agents shall at least one Business Day prior to the Closing Date, provide the Corporation with copies of such Subscription Agreements and complete registration instructions in respect of the Convertible Debentures.

Section 5.	Filing of the Registration Statement

(a)

Registration Statement. The Corporation covenants with the Agent that the Corporation shall use its best efforts to prepare and file with the SEC within forty-five (45) calendar days after the Closing Date a registration statement (on Form S-3, S-1, or other appropriate registration statement form reasonably acceptable to the Purchasers) under the U.S. Securities Act (the "Registration Statement"), at the sole expense of the Corporation (except as specifically provided in Section 5(e) hereof), in respect of the Purchaser, so as to permit a public offering and resale of the Common Shares and Warrant Shares (collectively, the "Registrable Securities") in the United States under the U.S. Securities Act; and (ii) use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible and not later than the earlier of (a) one hundred and twenty (120) calendar days from the date of filing the Registration Statement in the event of an SEC review of the Registration Statement, and (b) the fifth trading day (day on which the OTCQB is open for quotation) (each, a "Trading Day") following the date on which the Corporation is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments. The Corporation will notify the Agent of the effectiveness of the Registration Statement (the "Effective Date") within three Trading Days. The initial Registration Statement shall cover the resale of 100% of the Registrable Securities, for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the SEC pursuant to the U.S. Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule).

(b)

If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Purchaser as selling stockholder and not as an underwriter under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 5(a), the Corporation is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement and, to the extent applicable, any other registration statements for the resale of securities of the Corporation by selling stockholders which may be integrated at the request of the Staff or SEC (“Related Registration Statements”), and after commercially reasonable efforts the Corporation is unable to dissuade the Staff or the SEC of its position, then the Corporation shall reduce the number of Registrable Securities to be included in such initial Registration Statement as follows, until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid: (i) all Warrant Shares will be removed from the Registration Statement pro rata between the selling stockholders included in the Registration Statement and, if applicable, pro rata with common shares issuable upon exercise of warrants being registered for resale by the selling stockholders included in Related Registration Statements and pro rata with common shares issuable upon conversion of notes or other derivative instruments of the Corporation being registered for resale by the selling stockholders included in Related Registration Statements to the extent permitted by the registration rights of such selling stockholders and (ii) following removal of all Warrant Shares and, if applicable, all common shares issuable upon exercise of warrants contained in Related Registration Statements, all Common Shares will be cut back pro rata between the selling stockholders included in the Registration Statement and, if applicable, pro rata with any common shares being registered for resale by selling stockholders in Related Registration Statements to the extent permitted by the registration rights of such selling stockholders.

(c)

In the event of any reduction in Registrable Securities pursuant to Section 5(b) above, then, in relation to any Common Shares not covered by the initial Registration Statement, the Corporation shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Common Shares under Rule 144 and cover the costs related to such legal opinions. In relation to any Warrant Shares not covered by the initial Registration Statement, the Corporation shall file no later than 6 months following the effectiveness of the initial Registration Statement, one or more new Registration Statements, in accordance with Section 5(a) and 5(b) until (i) such time as all Warrant Shares required by Section 5(a) have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Purchasers or (ii) all such Warrant Shares can be sold pursuant to the provisions of Rule 144. Notwithstanding any provision herein to the contrary, the Corporation’s obligations to register Registrable Securities (and any related conditions) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in Section 5(b).

(d)

The Corporation will use reasonable commercial efforts to maintain the Registration Statement or post-effective amendment filed under this Section 5 effective under the U.S. Securities Act until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or Rule 144, if available, or (ii) three years from the Effective Date (the “Effectiveness Period”).

(e)

All fees, disbursements and out-of-pocket expenses and costs incurred by the Corporation in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and “blue sky” laws (including, without limitation, all attorneys' fees of the Corporation, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration) shall be borne by the Corporation. The Corporation shall qualify any of the Registrable Securities for sale in such states as the Purchasers reasonably designate. However, the Corporation shall not be required to qualify in any state which will require an escrow or other restriction relating to the Corporation and/or the sellers, or which will require the Corporation to qualify to do business in such state or require the Corporation to file therein any general consent to service of process. The Corporation at its expense will supply the Agent with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Agent.

(f)

If at any time or from time to time after the Effective Date, the Corporation notifies the Agent in writing of the existence of a Potential Material Event, the Agent shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Agent receives written notice from the Corporation that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Corporation’s obligation to file such Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days. The Corporation must, if lawful, give the Agent notice in writing at least two Trading Days prior to the first day of the blackout period.

Section 6.	Conditions of the Offering

The obligation of the Purchasers to purchase the Convertible Debentures at the Closing Time shall be subject to the performance by the Corporation of its obligations under this Agreement and each of the following conditions:

(a)

receipt of evidence by the Agents, in a form acceptable to the Agents, acting reasonably, that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the directors of the Corporation, having been taken so as to approve the execution and delivery of each of the Transaction Documents, the distribution of the Convertible Debentures, the issuance of the Common Shares and Warrants comprising the Finance Fee Units and Units issuable upon exercise of the Convertible Debentures and Broker Warrants and the issuance of the Warrant Shares issuable upon exercise of the Warrants;

(b)

the Corporation delivering to the Agents, at the Closing Time, a certificate dated the Closing Date addressed to the Agents and signed by the Chief Executive Officer of the Corporation, in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries, that:

(i)

the Corporation has complied in all material respects (except where already qualified by materiality, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by materiality, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Corporation contained in this Agreement and any certificate of the Corporation delivered hereunder are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the Closing Time with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated by this Agreement;

(iii)

since June 20, 2018, other than as disclosed in the Disclosure Documents, (A) there has been no material change affecting the Corporation on a consolidated basis, and (B) no transaction has been entered into by the Corporation other than in the ordinary course of business;

(iv)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact or a new material fact) which material fact or change is of such a nature as to render any statement in the Disclosure Documents misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Documents or which would result in the Disclosure Documents not complying with applicable Canadian Securities Laws; and

(v)

no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting or suspending the offering, issue or sale of the Convertible Debentures or any of the Corporation’s issued securities, having been issued, and no proceeding for such purpose being threatened or, to the knowledge of such officers, pending;

(c)

the Agents receiving, at the Closing Time a legal opinion dated the Closing Date, to be addressed to the Agents and the Purchasers, in form and substance acceptable to the Agents acting reasonably, of Cassels Brock & Blackwell LLP, Nelson Mullins Riley & Scarborough LLP and/or Dorsey & Whitney LLP (as applicable), counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agents and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors or Transfer Agents of the Corporation), with respect to those matters that are usual and customary for transactions of this nature and subject to the usual and customary assumptions, limitations and qualifications, including the following matters:

(i)	as to the incorporation and valid existence of the Corporation;

(ii)	as to the authorized and issued capital of the Corporation;

(iii)

that the Corporation has the corporate power and capacity to own or lease its properties and assets, carry on its business as it is currently conducted, and to execute, deliver and perform its obligations under the Transaction Documents; and to issue and sell the Convertible Debentures, the Common Shares and Warrants comprising the Units (including any Units issuable upon exercise of the Convertible Debentures and Broker Warrants) and the Warrant Shares, as applicable;

(iv)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Transaction Documents and the performance of the Corporation’s obligations hereunder and thereunder and the issuance of the Convertible Debentures, the Broker Warrants, the Common Shares and Warrants comprising the Units (including any Units issuable upon exercise of the Broker Warrants and Finance Fee Units) and the Warrant Shares, as applicable

(v)

each of the Transaction Documents has been duly authorized and (other than the Warrant Certificates) executed and delivered by the Corporation and each such Transaction Document constitutes a valid and legally binding agreement of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(vi)

the execution and delivery of the Transaction Documents, the performance by the Corporation of its obligations hereunder and thereunder and the issuance and sale of the Convertible Debentures, the Common Shares and Warrants comprising the Units (including any Units issuable upon exercise of the Broker Warrants and Finance Fee Units) and the Warrant Shares do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, whether after notice or lapse of time or both, (A) corporate laws of the State of Nevada or Canadian Securities Laws; and (B) the constating documents of the Corporation;

(vii)

that the Convertible Debentures, the Broker Warrants and the Warrants (including any Warrants issuable upon exercise of the Broker Warrants) will, upon issuance, be validly created, executed and issued by the

Corporation and constitute valid and binding obligations of the Corporation enforceable against it in accordance with their terms;

(viii)

that the Common Shares partially comprising the Finance Fee Units and Units issuable upon exercise of the Convertible Debentures and Broker Warrants have been duly authorized and validly allotted for issuance by the Corporation and, when issued in accordance with the terms of the Convertible Debentures and the Broker Warrants, as applicable, will be outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(ix)

that the Warrant Shares have been duly authorized and validly allotted for issuance by the Corporation and, when issued in accordance with the terms of the Warrants, will be outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(x)

that the issuance and sale by the Corporation of the Convertible Debentures to the Purchasers resident in the Qualifying Jurisdictions in accordance with the Subscription Agreements and the granting and the issuance of the Broker Warrants to the Agents in accordance with the terms of this Agreement are exempt from the prospectus requirements of Canadian Securities Laws and except as has been completed, no filings, proceedings, approvals, consents or authorizations are required to be made, taken or obtained by the Corporation, or any securities regulatory authority in the Qualifying Jurisdictions to permit the issuance, distribution and delivery of the Convertible Debentures to Purchasers resident in the Qualifying Jurisdictions and the granting and the issuance of the Broker Warrants to the Agents, except for the filing, within ten days from the date of each such issue and distribution, of a report of the offering and sale prepared on Form 45-106F1 prepared and executed in accordance with Canadian Securities Laws, together with the requisite filing fees;

(xi)

that the issuance of (A) the Common Shares and Warrants comprising the Finance Fee Units and Units issuable upon exercise of the Convertible Debentures and the Broker Warrants, and (B) the Warrant Shares issuable upon the exercise of the Warrants (including any Warrants issuable upon exercise of the Broker Warrants) will be exempt from the prospectus and registration requirements of Canadian Securities Laws and no filings, proceedings, approvals, consents or authorizations will be required to be made pursuant to Canadian Securities Laws to permit such issuance, provided that (i) in the case of the Common Shares and Warrants issuable upon the exercise of the Units (including any Units issuable upon exercise of the Convertible Debentures and Broker Warrants), the Convertible Debentures are exercised in accordance with the terms and conditions of the Debenture Indenture or the terms and conditions of the Broker Warrants, as applicable; and (ii) in the case of the Warrant Shares, the

Warrants are exercised in accordance with the terms and conditions of the Warrant Indenture and such Warrants, as applicable;

(xii)

that the first trade of the Common Shares and Warrants comprising (i) the Finance Fee Units and (ii) the Units issuable upon exercise of the Convertible Debentures and Broker Warrants, and the Warrant Shares issuable upon exercise of the Warrants will be, as applicable, exempt from the prospectus requirements of applicable Canadian Securities Laws and no prospectus, offering memorandum or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Corporation under applicable Canadian Securities Laws to permit such trade through registrants registered under applicable Canadian Securities Laws who have complied with such laws and the terms and conditions of their registration, provided that at the time of such trade:

(A)

the Corporation is and has been a "reporting issuer" (within the meaning of Securities Laws) in a "jurisdiction of Canada" (as defined in National Instrument 14-101 – Definitions ("NI 14-101")) for the four months immediately preceding the trade;

(B)

at the time of such trade, at least four months have elapsed from the "distribution date" (as defined in section 1.1 of National Instrument 45-102 – Resale of Securities ("NI 45-102")) of the Convertible Debentures or Broker Warrants;

(C)

any certificates representing the Convertible Debentures, Broker Warrants, Common Shares, Warrants or the Warrant Shares, if any, carry a legend or ownership statement issued under a direct registration system acceptable to the regulator, as required pursuant to section 2.5(2)(3)(i) of NI 45-102;

(D)	the trade is not a "control distribution" (as defined in section 1.1 of NI 45- 102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade (within the meaning of Securities Laws);

(F)	no extraordinary commission or consideration is paid to a person or company in respect of such trade (within the meaning of Securities Laws); and

(G)	if the selling security holder is an "insider" or "officer" of the Corporation (within the meaning of Securities Laws), such selling security holder has no reasonable grounds to believe that the

Corporation is in default of "securities legislation" (as defined in NI 14-101);

(xiii)

that the form and terms of the certificates representing the Convertible Debentures, the Broker Warrants, the Common Shares, the Warrants and the Warrant Shares have been approved by the board of directors of the Corporation;

(xiv)	that Vstock Transfer, LLC, at its principal offices in Woodmere, New York, has been duly appointed as registrar and transfer Agent for the Common Shares;

(xv)

that Odyssey Trust Company, at its principal offices in Calgary, Alberta, has been, as of the Closing Date, duly appointed as Debenture Trustee and as Warrant Agents under the Debenture Indenture and the Warrant Indenture, respectively; and

(xvi)	as to such other matters as may reasonably be requested by the Agents, in a form acceptable to the Agents, acting reasonably.

(d)

the Agents receiving, at the Closing Time, a legal opinion dated the Closing Date, addressed to the Agents and the Purchasers, in form and substance acceptable to the Agents, from counsel to the Subsidiary with respect to the following matters: (i) the incorporation and subsistence of the Subsidiary; (ii) the corporate power, capacity and authority of the Subsidiary to carry on its business as presently carried on and to own, lease and operate its properties and assets; (iii) the authorized and issued capital of the Subsidiary; and (iv) the ownership of the issued and outstanding securities of the Subsidiary;

(e)

if any Convertible Debentures are sold in the United States, the Agents receiving, at the Closing Time on the Closing Date, a legal opinion dated the Closing Date, to be addressed to the Agents, in form and substance acceptable to the Agents, of Dorsey & Whitney LLP, United States legal counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors or Transfer Agents of the Corporation), to the effect that the offer and sale of the Convertible Debentures in the United States, the issuance of the Common Shares and Warrants upon conversion of the Convertible Debentures is not required to be registered under the U.S. Securities Act, provided such offers and sales are made in accordance with the Subscription Agreements and Schedule "A" hereto; it being understood that such counsel need not express its opinion with respect to any resale of the Convertible Debentures or the Common Shares, Warrants or Warrant Shares issuable thereunder or the exercise of the Warrants;

(f)	the Agents receiving at the Closing Time, a certificate, signed by the Chief Executive Officer of the Corporation (or such other officers as the Agents may agree to), in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, with respect to:

(i)	the constating documents and articles of the Corporation;

(ii)

the resolutions of the board of directors of the Corporation relevant to the issue and sale of the Convertible Debentures and the Broker Warrants, the allotment and reservation of the Units and the Warrant Shares issuable thereunder and the authorization of the Transaction Documents and transactions contemplated herein and therein; and

(iii)	the incumbency and signatures of signing officers of the Corporation;

(g)

the Agent shall have received from each of the officers and directors of the Corporation and all 10.0% shareholders of the Corporation, excluding the previous owners of the Oasis Subsidiaries (collectively, the "Locked-Up Persons") lock-up agreements pursuant to Section 8(q) hereof in favour of the Agent, in a form as agreed upon between the Agents and the Corporation, acting reasonably, whereby the Locked-Up Persons agree that they will not, for a period commencing on the closing of the Offering and ending six (6) months from the date of the listing on the CSE, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with (or agree to or publicly announce any intention to do any of the foregoing) whether through the facilities of a stock exchange, by private placement or otherwise, any common shares or other securities of the Corporation convertible into, exchangeable for or exercisable to acquire, common shares, directly or indirectly, unless (i) they first obtain the prior consent of the Lead Agent, such consent not to be unreasonably withheld, or (ii) there occurs a take-over bid or similar transaction involving a Change of Control of the Corporation;

(h)	the Agents shall have received a certificate of status (or the equivalent) with respect to the jurisdiction in which the Corporation is incorporated, amalgamated or continued, as the case may be;

(i)	the Agents shall have received certificates of the Convertible Debentures in form and substance satisfactory to the Agents, acting reasonably;

(j)	the Agents shall have received certificates of the Broker Warrants in form and substance satisfactory to the Agents, acting reasonably;

(k)	the Agents shall have received a certificate from the Transfer Agents as to the number of Common Shares issued and outstanding as at the end of Business Day prior to the Closing Date;

(l)

all consents, approval, permits, authorizations or filings as may be required under Securities Laws necessary for the Offering and the transactions contemplated by this Agreement, shall have been obtained or made, as applicable;

(m)	each of the Transaction Documents shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents, acting reasonably;

(n)	the Agents not having previously terminated its obligations pursuant to Section 8 of this Agreement; and

(o)

the Agents shall have completed, to its satisfaction, acting reasonably its due diligence review of the Corporation and its Subsidiary and each of their respective businesses, operations and financial condition.

Section 7.	Additional Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in connection with the completion of the Offering, that as of the date hereof:

(a)

each of the Corporation and the Subsidiary: (A) is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be; (B) has all requisite corporate power and authority and is duly qualified and holds all necessary permits, licences and authorizations necessary or required to carry on its business as now conducted to own, lease or operate its properties and assets; (C) where required, has been duly qualified as an extra-provincial corporation or foreign corporation for the transaction of business and is in good standing under the Laws of each jurisdiction in which it owns or leases property, or conducts business unless, in each case, the failure to do so would not individually or in the aggregate, have a Material Adverse Effect; and (D) no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)

the Corporation has all requisite corporate power, authority and capacity to enter into each of the Transaction Documents and to perform the transactions contemplated herein and therein, including, without limitation, to issue the Convertible Debentures and the Broker Warrants and the Common Shares, Warrants and Warrant Shares issuable upon exercise thereof, as applicable;

(c)	the Corporation has no direct or indirect subsidiary or any material investment or proposed investment in any person that is or will be material to the Corporation, other than the Subsidiary;

(d)

other than U.S. Marijuana Laws, each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance with all applicable laws and regulations of each jurisdiction in which it carries on business, except where the failure to so comply would not have a Material Adverse Effect, and each of the Corporation and the Subsidiary holds all material requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, neither Corporation nor any Subsidiary has received a written notice of non-compliance, nor does the Corporation know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would have a Material Adverse Effect other than non-compliance with U.S. Marijuana Laws;

(e)

the Corporation is in compliance in all material respects with all of the rules, policies and requirements of the OTCQB and the Common Shares are currently quoted on the OTCQB and on no other stock exchange or public market;

(f)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(g)

the Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the U.S. Securities Act and the U.S. Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Corporation was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and Documents Incorporated by Reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the "SEC Reports") on a timely basis (with the exception of one Form 8-K filing) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the U.S. Securities Act and the U.S. Exchange Act, as applicable, and none of the SEC Reports, as amended, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of such amendment;

(h)	the Corporation has not filed any confidential material change report with the Securities Commissions since June 20, 2018;

(i)

other than the Leased Premises and any Intellectual Property that they license from third parties, each of the Corporation and the Subsidiary is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material properties and assets thereof, and no other property or assets are necessary for the conduct of the business of the Corporation and the Subsidiary as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which each of the Corporation or the Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the Corporation or any Subsidiary derives the interests thereof in such property are in good standing. The Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation or any Subsidiary to use, transfer or otherwise exploit their respective assets, none of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right, and neither the Corporation nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(j)

no legal or governmental proceedings or inquiries are pending to which the Corporation or any Subsidiary is a party or to which the property thereof is subject that would result in the revocation or modification of any certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or any Subsidiary which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or the Subsidiary or with respect to the properties or assets thereof;

(k)

other than as disclosed in the Disclosure Documents, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the best of the Corporation’s knowledge, pending or threatened against or affecting the Corporation, the Subsidiary or to the best of the Corporation's knowledge, the directors, officers or employees of the Corporation or the Subsidiary, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the best of the Corporation’s knowledge, there is no basis therefore and neither the Corporation nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may have a Material Adverse Effect or that would materially adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents;

(l)	neither the Corporation nor any Subsidiary is in violation of its constating documents or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease, licence or other agreement or instrument to which it is a party or by which it or its property or assets may be bound which, either separately or in the aggregate, may have a Material Adverse Effect;

(m)

to the knowledge of the Corporation, no counterparty to any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Corporation or any Subsidiary is a party is in default in the performance or observance thereof, except where such violation or default in performance would not have a Material Adverse Effect;

(n)	there are no judgments against the Corporation or any Subsidiary which are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation or any Subsidiary is subject;

(o)

neither of the Corporation nor any Subsidiary has committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it;

(p)

at the Closing Time, all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Corporation under applicable Securities Laws necessary for the execution and delivery of the Transaction Documents and the creation, issuance and sale, as applicable, of the Convertible Debentures and the Broker Warrants and the Common Shares, Warrants and Warrant Shares issuable upon exercise thereof, as applicable, and the consummation of the transactions contemplated thereby, will have been made or obtained, as applicable (other than the filing of reports required under applicable Securities Laws within the prescribed time periods, which documents shall be filed as soon as practicable after the Closing Date and, in any event, within 10 calendar days of the Closing Date or within such other deadline imposed by applicable Securities Laws);

(q)

the Common Shares, Warrants and Warrant Shares issuable upon exercise of the Convertible Debentures, the Broker Warrants and the Warrants, as applicable, have been authorized and reserved and allotted for issuance, as applicable;

(r)	at the Closing Time, the Convertible Debentures and the Broker Warrants will be duly and validly issued and created;

(s)

upon the due exercise of the Convertible Debentures and the Broker Warrants in accordance with the respective provisions thereof, the Common Shares and Warrants issuable upon the exercise thereof will be duly and validly issued and, in the case of the Common Shares, as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(t)

upon the due exercise of the Warrants in accordance with the provisions thereof, the Warrant Shares issuable upon the exercise thereof will be duly and validly issued as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(u)

the Convertible Debentures, the Broker Warrants and the Common Shares, Warrants and Warrant Shares issuable upon exercise thereof, as applicable, will not be subject to a restricted period or to a statutory hold period under the Securities Laws which extends beyond four months and one day after the Closing Date in accordance with and subject to the conditions set out in NI 45-102, except for restrictions on transfer under applicable U.S. Securities Laws;

(v)

the execution and delivery of each of the Transaction Documents, the performance by the Corporation of its obligations hereunder or thereunder, the issue and sale of the Convertible Debentures hereunder and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Common Shares and Warrants issuable upon exercise of the Convertible Debentures, the granting of the Broker Warrants, the issuance and delivery of the Common Shares and Warrants issuable upon exercise of the Broker Warrants and the Warrant Shares issuable upon exercise of the Warrants, as the case may be, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both): (A) any Laws applicable to the Corporation including, without limitation, the Securities Laws; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any Material Agreement, contract, agreement, instrument, Debt Instrument, lease or other document to which the Corporation is a party or by which it is bound which, either separately or in the aggregate, may have a Material Adverse Effect; or (D) any judgment, decree or order binding the Corporation or the property or assets of the Corporation;

(w)

at the Closing Time, the Corporation shall have duly authorized and (other than the Warrant Certificates) executed and delivered the Transaction Documents and upon such execution and delivery (and subsequent execution and delivery of the Warrant Certificates) each shall constitute a valid and binding obligation of such Corporation and each shall be enforceable against such Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(x)

the Common Shares are registered pursuant to Section 12(g) of the U.S. Exchange Act, and the Corporation has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act nor has the Corporation received any notification that the SEC is contemplating terminating such registration;

(y)

the Financial Statements have been prepared in accordance with U.S. GAAP, contain no misrepresentations, and with respect to the audited comparative consolidated financial statements of the Corporation as at and for the year ended May 31, 2018 and 2017, present fairly, in all material respects, the financial condition of the Corporation on a consolidated basis as at the date thereof and the results of the operations and cash flows of the Corporation on a consolidated basis for the period then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation on a consolidated basis that are required to be disclosed in such financial statements and there has been no material change in accounting policies or practices of the Corporation since December 31, 2016;

(z)

there are no material liabilities of the Corporation or the Subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements which are not disclosed or reflected in the Financial Statements, except those incurred in the ordinary course of business or disclosed in the Disclosure Documents since June 20, 2018;

(aa)

there are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Corporation or the Subsidiary with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Corporation or any Subsidiary or that would reasonably be expected to be material to an investor in making a decision to purchase the Convertible Debentures;

(bb)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Corporation and the Subsidiary have been paid or accrued, except where the failure to pay such Taxes would not constitute an adverse material fact in respect of the Corporation or the Subsidiary or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiary have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Corporation or the Subsidiary or have a Material Adverse Effect. Other than as disclosed in writing to the Agents, to the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiary, in any case except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect;

(cc)

the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(dd)

except as disclosed in the Financial Statements the Corporation is not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument and does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Corporation (as such term is defined in the Tax Act). The Corporation has not guaranteed the obligations of any person;

(ee)

the Corporation’s auditors, who audited the Financial Statements and who provided their respective audit report thereon, are independent public accountants as required under applicable Securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Corporation and the Corporation’s auditors;

(ff)

during the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing;

(gg)

no legal or governmental proceedings or inquiries are pending to which the Corporation or the Subsidiary is a party or to which their property or assets are subject that would result in the revocation or modification of any certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or the Subsidiary which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation, the Subsidiary or their property or assets;

(hh)	the assets of each of the Corporation and the Subsidiary and their businesses and operations are not insured;

(ii)

other than federal U.S. restrictions on patents and trademarks in connection with U.S. Marijuana Laws, each of the Corporation, its Subsidiary either owns or has a license to use all proprietary rights provided in law and at equity to all patents, trademarks, copyrights, industrial designs, software, trade secrets, know-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit the Corporation, the Subsidiary to conduct their respective businesses as currently conducted. None of the Corporation or the Subsidiary has received any notice nor does the Corporation or any Subsidiary have knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Corporation or the Subsidiary therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would have a Material Adverse Effect;

(jj)

except where such steps are limited due to federal U.S. restrictions on patents and trademarks in connection with U.S. Marijuana Laws, the Corporation and the Subsidiary has taken all reasonable steps to protect its owned Intellectual Property in those jurisdictions where, in the reasonable opinion of the Corporation, the Corporation and/or each Subsidiary carries on a sufficient business to justify such filings;

(kk)

there are no material restrictions on the ability of the Corporation or the Subsidiary to use all rights in the Intellectual Property required in the ordinary course of the business of the Corporation or the Subsidiary, as applicable. None of the rights of the Corporation or the Subsidiary in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(ll)

neither the Corporation nor any Subsidiary has received any notice or claim (whether written or oral) challenging its ownership or right to use of any Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

(mm)	none of the rights of the Corporation or any Subsidiary in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(nn)	other than as set out in the Disclosure Documents, there are no material restriction on the ability of the Corporation or the Subsidiary to use and exploit all rights in the Intellectual Property required in the ordinary course of business of the Corporation or the Subsidiary;

(oo)

all registrations of Intellectual Property are in good standing and are recorded in the name of the Corporation or one of the Subsidiary, or in the name of the parties that have licensed that Intellectual Property to the Corporation or the Subsidiary, as applicable, in the appropriate offices to preserve the rights thereto. Other than as would not have a Material Adverse Effect, all such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained, except where such expiration, abandonment cancellation, expungement or lapse would not have a Material Adverse Effect;

(pp)

the Material Agreements are the only material contracts (as defined under Securities Laws) of the Corporation and the Subsidiary on a consolidated basis. All of the Material Agreements and Debt Instruments of the Corporation and of the Subsidiary have been disclosed in the Disclosure Documents and each is valid, subsisting, in good standing in all material respects and in full force and effect, enforceable in accordance with the terms thereof. The Corporation and the Subsidiary have performed all obligations (including payment obligations) in a timely manner under, and are in material compliance with, all terms, conditions and covenants (including all financial maintenance covenants) contained in each Material Agreement and Debt Instrument. None of the Corporation or the Subsidiary is in material violation, breach or default and none has received any notification from any party claiming that the Corporation or the Subsidiary is in breach, violation or default under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Corporation, is in material breach, violation or default of any term under any Material Agreement or Debt Instrument. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or a Subsidiary is subject to any right of first refusal or purchase or acquisition right;

(qq)

other than disclosed in the Disclosure Documents, none of the directors, officers or employees of the Corporation or the Subsidiary, any person who owns, directly or indirectly, more than 5% of any class of securities of the Corporation or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation or the Subsidiary, except as disclosed in the Financial Statements or related management’s discussion and analysis;

(rr)

the Corporation is not party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the securities of the Corporation or the Subsidiary;

(ss)

none of the Corporation or any of the Subsidiary is a party to, bound by or, to the knowledge of the Corporation, affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the Corporation or the Subsidiary to compete in any line of business, transfer or move any of its respective assets or operations or which adversely materially affects the business practices, operations or condition of the Corporation or the Subsidiary;

(tt)

neither the Corporation nor the Subsidiary has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets thereof, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(uu)

the authorized capital of the Corporation consists of 250,000,000 Common Shares and 20,000,000 preferred shares of which, as at the date hereof (prior to the completion of the Offering), 124,562,193 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation and nil preferred shares are outstanding. The Corporation also has 61,912,860 outstanding warrants to purchase Common Shares. Other than as disclosed in the Financial Statements (and subsequent Disclosure Documents and publicly available filings of the Corporation) and other than stock options issued under the Corporation’s stock option plan, there are no outstanding rights, warrants, options, convertible debt or any other securities or rights capable of being converted into, or exchanged or exercised for, any Common Shares of the Corporation;

(vv)	Vstock Transfer, LLC, at its principal offices in Woodmere, New York, has been duly appointed as registrar and transfer agent for the Common Shares;

(ww)

Odyssey Trust Company, at its principal offices in Calgary, Alberta, has been, as of the Closing Date, duly appointed as Debenture Trustee and as Warrant Agents under the Debenture Indenture and the Warrant Indenture, respectively;

(xx)

the issue of the Convertible Debentures and the Broker Warrants and issuance and delivery of the Common Shares, Warrants and Warrant Shares issuable thereunder, as applicable, will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject that has not been waived, subject to the rights of first refusal and other rights contained in the copies engagement letters to which the Corporation is a party provided to the Agents’ counsel, certain of which rights have been waived by the parties thereto. No holder of outstanding shares in the capital of the Corporation is at the Closing Time or will be following the Closing Time entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation;

(yy)	neither the Corporation nor the Subsidiary is and has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets thereof, any Environmental Laws which could reasonably expected to have a Material Adverse Effect;

(zz)

with respect to each of the Leased Premises, the Corporation and the Subsidiary, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or any Subsidiary, as applicable, occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such leases or result in any additional or more onerous obligations under such leases;

(aaa)	each of the Corporation and the Subsidiary has all Environmental Permits and is in compliance with any material requirements thereof;

(bbb)

there are no pending or, to the knowledge of the Corporation, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any Subsidiary, which if determined adversely, would reasonably be expected to have a Material Adverse Effect;

(ccc)

none of the Corporation or the Subsidiary has used the Leased Premises or any facility which it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Materials;

(ddd)

as of the date hereof, there are no past unresolved, pending or (to the knowledge of the Corporation) threatened claims, complaints, notices or requests for information with respect to any alleged violation of any Law and no conditions exist at, on or under any Leased Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Law that, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect with respect to the Corporation or the Subsidiary;

(eee)

other than the U.S. Marijuana Laws and as publicly disclosed or publicly available, the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation or any Subsidiary presently in force, that the Corporation anticipates the Corporation or any Subsidiary will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Corporation or any

Subsidiary or the business environment or legal environment under which such entity operates;

(fff)

each of the Corporation and the Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect;

(ggg)	the Corporation has not withheld from the Agents any material fact relating to the Corporation, any Subsidiary or to the Offering;

(hhh)

the minute books and corporate records of the Corporation and the Subsidiary for the period from incorporation to the date hereof made available to the Agents contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders and the directors (or any committee thereof) thereof and there have been no other meetings, resolutions or proceedings of the shareholders or directors of the Corporation or the Subsidiary to the date hereof not reflected in such corporate records, other than those related to this transaction, copies of which have been provided to the Agents, or those which are not material to the Corporation or the Subsidiary;

(iii)

subject to the rights of first refusal and other rights contained in the Engagement Letter to which the Corporation is a party, other than the Agents, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement;

(jjj)	the net proceeds of the Offering will be used to complete the construction of the North Las Vegas cultivation facility, to fund strategic investment opportunities, and general corporate purposes;

(kkk)

all product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Corporation and the Subsidiary in connection with their business is being conducted in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects;

(lll)

the Corporation and each Subsidiary have complied, in all material respects, with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Corporation and each Subsidiary have taken all reasonable steps to protect personal information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse;

(mmm)

neither the Corporation nor any Subsidiary nor, to the Corporation’s knowledge, any of their affiliates, directors or officers or any Agents, employee or affiliate of the Corporation or any Subsidiary, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of applicable laws relating to terrorism and money laundering, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), as amended, and the rules and regulations thereunder or any other similar anticorruption law to which the Corporation or any Subsidiary may be subject (collectively, the "Acts"), including, without limitation, making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value or benefit to any "foreign official" or "public official" (as such terms are defined in the applicable Acts) or any foreign political party or official thereof or any candidate for foreign political office, or any third party or any other person to the benefit of the foregoing, in contravention of the Acts, and the Corporation, each Subsidiary, and their affiliates have conducted their businesses in compliance with the Acts and will implement and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

(nnn)

the Corporation is not and immediately after receipt of payment for the Convertible Debentures, will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 8.	Covenants of the Corporation

The Corporation covenants with the Agents that the Corporation shall during the period from the date of this Agreement until the Closing Date:

(a)

promptly provide to the Agents copies of any filings made by the Corporation or the Subsidiary of information relating to the Offering with any Securities Commissions or any regulatory body in Canada, United States or any other jurisdiction;

(b)

promptly provide to the Agents drafts of any press releases and other public documents of the Corporation relating to the Offering for review by the Agents prior to issuance, and give the Agents a reasonable opportunity to provide comments on any such press release or other public document, subject to the Corporation’s timely disclosure obligations under applicable Securities Laws;

(c)	use the net proceeds of the Offering to complete construction of the North Las Vegas cultivation facility, to fund strategic investment opportunities, as well as for general working capital purposes;

(d)

until the date that is three years following the Closing Date, use its commercially reasonable efforts to remain, and to ensure each Subsidiary remains, a corporation validly subsisting under the laws under which it is currently subsisting, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable Laws of each such jurisdiction, provided that the Corporation shall not be required to comply with the terms of this Section 8 following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Corporation ceases to be a "distributing corporation" (within the meaning of the Business Corporations Act (Ontario);

(e)

other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction, until the date that is three years following the Closing Date, use commercially reasonable efforts to maintain its status as a "reporting issuer" under the Securities Laws of a jurisdiction of Canada, not in default of any requirement of such Securities Laws;

(f)

other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction, until the date that is three years following the date of listing of Common Shares on the CSE, use commercially reasonable efforts to maintain the listing of the Common Shares on the CSE or another recognized stock exchange or quotation system in Canada;

(g)

duly execute and deliver the Transaction Documents at the Closing Time and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(h)	fulfil or cause to be fulfilled, at or prior to the Closing Time each of the conditions required to be fulfilled by it set out in Section 7 hereof;

(i)

ensure that at the Closing Time the Convertible Debentures and the Broker Warrants are duly and validly created, authorized and issued and, with respect to the Convertible Debentures, shall have attributes corresponding in all material respects to the description set forth in the Debenture Indenture and this Agreement, respectively;

(j)	ensure that, at the Closing Time, the Common Shares and Warrants issuable upon exercise of the Convertible Debentures and the Broker Warrants, respectively,

have been duly authorized and validly allotted for issuance by the Corporation and shall, upon issuance in accordance with the terms of the Convertible Debentures and the Broker Warrant Certificate, as applicable, be outstanding, and in respect of the Common Shares, as fully paid securities of the Corporation;

(k)

ensure that, at the Closing Time, the Warrant Shares have been duly authorized and validly allotted and reserved for issuance by the Corporation and shall, upon issuance in accordance with terms of the Warrant Indenture, be outstanding as fully paid and non- assessable shares in the capital of the Corporation;

(l)	ensure that, on or before the Closing Date, all necessary regulatory approvals have been obtained;

(m)

for the period of 90 days following the Closing Date, the Corporation will not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation, without the prior written consent of the Agents (such consent not to be unreasonably withheld or delayed), other than in conjunction with: (i) the grant or exercise of stock options and other similar issuances pursuant to the share incentive plan of the Corporation and other share compensation arrangements; (ii) outstanding warrants; (iii) obligations in respect of existing agreements; and (iv) the issuance of securities in connection with property or share acquisitions in the normal course of business, provided that any Common Shares or securities convertible, exercisable or exchangeable for Common Shares issued in such financings shall not be freely tradable in Canada prior to the Convertible Debentures having been exercised and the Common Shares and Warrants issued upon such exercise being freely tradable in Canada (subject to restrictions on control block distributions);

(n)

use its best efforts to cause each of the Locked-Up Persons to enter into lock-up agreements in a form satisfactory to the Corporation and the Agent, in both cases acting reasonably, which shall be negotiated in good faith and contain customary provisions, pursuant to which each such person agrees to not, directly or indirectly, offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with (or agree to or publicly announce any intention to do any of the foregoing) whether through the facilities of a stock exchange, by private placement or otherwise, any Common Shares or other securities of the Corporation convertible into, exchangeable for or exercisable to acquire, Common Shares, directly or indirectly, unless (i) such person first obtain the prior consent of the Agents, such consent not to be unreasonably withheld, or (ii) there occurs a take-over bid or similar transaction involving a Change of

Control of the Corporation, until the date that is six (6) months from the date of listing of Common Shares on the CSE;

(o)

as promptly as practicable after becoming aware of such event, notify the Agent of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(p)

not issue any additional equity or quasi-equity securities for a period of ninety (90) days from the Closing Date without prior written consent of the Agent except in conjunction with: (i) the grant or exercise of stock options and other similar and issuance pursuant to the share incentive plan of the Corporation and other share compensation arrangements; (ii) outstanding warrants; (iii) obligations in respect of existing agreements, such consent not to be unreasonably withheld and (iv) the issuance of securities in connection with property or share acquisitions in the normal course of business, such consent not to be unreasonably withheld, delayed or conditioned; and

(q)

promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, such further acts, documents and things for the purpose of giving effect to this Agreement and the transactions contemplated herein.

Section 9.	Closing

The purchase and sale of the Convertible Debentures shall be completed at the Closing Time at the offices of Cassels Brock & Blackwell LLP in Toronto, Ontario or at such other place as the Agents and the Corporation may agree. At the Closing Time, the Corporation shall (i) deliver certificates representing, as requested, the Convertible Debentures to the Agents registered in accordance with the instructions in each properly completed and accepted Subscription Agreement or in such other name or names as the Agents may notify the Corporation in writing not less than 24 hours prior to the Closing Time; and (ii) deliver certificates representing the Broker Warrants, against payment by the Agents, at the direction of the Corporation, by wire transfer, or if permitted by applicable Law, certified cheque or bank draft, in Canadian currency payable at par in Toronto, Ontario, together with a receipt signed by the Agents for such electronic deposit and for receipt of the Agents' Commission and such estimated expenses. As soon as practicable following the Closing Time, the Agents shall submit an invoice with respect to the actual reasonable out of-pocket fees and expenses of the Agents and their counsel payable by the Corporation pursuant to Section 17. In the event that the actual reasonable out- of-pocket fees and expenses of the Agents and their counsel payable by the Corporation is less than the estimated amount thereof paid to the Agents on Closing, the Agents shall reimburse the Corporation for the amount of such difference. In the event that the actual reasonable out-of-pocket fees and expenses of the Agents and its counsel payable by the Corporation is greater than the estimated amount thereof paid to the Agents on Closing, the Corporation shall promptly pay the amount of such difference to the Agents.

Section 10.	Termination Rights

(a)	The Lead Agent shall be entitled to terminate their obligations hereunder by written notice to that effect given to the Corporation at or prior to the Closing Time if:

(i)

Restrictions on Distribution. Any inquiry, action, suit, investigation or other proceeding (whether formal or informal), including matters of regulatory transgression or unlawful conduct, is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the CSE or any securities regulatory authority) or there is any enactment or change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Lead Agent, could operate to prevent, restrict or otherwise seriously adversely affect in any manner the distribution or trading of the Convertible Debentures or the market price or value of the Common Shares;

(ii)

Material Change. There shall occur or come into effect any material change in the business, affairs, financial condition, prospects, capital or control of the Corporation and its subsidiaries, taken as a whole, or any change in any material fact or new material fact, or there should be discovered any previously undisclosed fact which, in each case, in the reasonable opinion of the Lead Agent, has or could reasonably be expected to have a significant effect on the market price or value or marketability of the Convertible Debentures;

(iii)

Disaster Out. There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which in the reasonable opinion of the Lead Agent, seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation or the marketability of the Convertible Debentures;

(iv)	Market Out. The state of the financial markets in Canada or the United States is such that in the reasonable opinion of the Agents, the Convertible Debentures cannot be marketed profitably;

(v)

Proceedings. (i) Any inquiry, action, suit, proceeding or investigation (whether formal or informal) is commenced, announced or threatened in relation to the Corporation or any one of the officers or directors of the Corporation, or any of their principal shareholders where wrong-doing is alleged or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or securities commission which involves a finding of wrong-doing, or (ii) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the Common Shares or any other securities of the Corporation is made or threatened by a securities regulatory authority;

(vi)

Breach. The Corporation is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by Corporation becomes or is false in any material respect; or

(vii)

Due Diligence. The due diligence investigations performed by the Lead Agent or its representatives reveal any material information or fact, which, in the sole opinion of the Agents, acting reasonably, is materially adverse to the Corporation or its business, or materially adversely affects the price or value of the Convertible Debentures.

(b)

The rights of termination contained in this Section 10 as may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligations or liability of the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. Notwithstanding the foregoing sentence, in the event of any such termination, there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents except in respect of any liability which may have arisen prior to or which may arise after such termination under Section 11, Section 15 and Section 17. A notice of termination given by one Agents under Section 10 shall not be binding upon the other Agents.

Section 11.	All Terms to be Conditions

The Corporation agrees that the conditions contained in Section 5 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in Section 5 shall entitle the Agents (or any of them) to terminate this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agents in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

Section 12.	Right of First Refusal.

(a)	The Corporation will notify the Lead Agent of the terms of any further equity financing, corporate finance, or professional, sponsorship or advisory services performed (or normally performed) by a broker or investment dealer that the Corporation requires or proposed to obtain during the twelve (12) months following the date that the Common Shares of the Corporation are listed on a recognized Canadian stock exchange (the "Subsequent Financing") and the Lead Agent will have the right of first refusal to act as lead selling Agents in connection with any such financing.

(b)

The right of first refusal described in Section 12(a) must be exercised by the Lead Agent within 5 Business Days following the receipt of the notice referred to Section 12(a) by notifying the Corporation that it: (i) will act as selling Lead Agent on the terms set out in the notice or subject to agreeing to the terms and conditions, as the case may be; and/or (ii) will act as the Corporation's sponsor in connection with the Subsequent Financing, as applicable.

(c)

If the Lead Agent declines, in writing, the corporation may proceed with such offering through another agent or underwriter, provided the arrangements with such agent or underwriter are entered into within thirty (30) calendar days thereafter.

(d)

If the Lead Agent fails to give notice within the 5 Business Days that it will act as selling Agents for the Subsequent Financing upon the terms set out in the notice and/or sponsor for the Subsequent Financing, the Corporation will be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favorable to the Corporation, and/or engage another sponsor for its Subsequent Financing, provided the arrangement with such Agents or underwriter are entered into within thirty (30) calendar days thereafter.

(e)

The right of first refusal will not terminate with respect to any future offerings and/or sponsorship of the Subsequent Financing if, on receipt of any notice from the Corporation under this Section 12, the Lead Agent fails to exercise any of the rights.

(f)	The rights of first refusal granted under this Section 12 will terminate if the Offering is not completed.

(g)

The rights of first refusal granted under this Section 12 shall not apply to the issuance of securities of the Corporation in which the Corporation does not retain or propose to retain a registered dealer as an Agents.

Section 13.	Alternative Transaction

In the event that the Corporation withdraws from the Offering after the date of this Agreement (except in the event that such withdrawal was the result of a breach or termination by the Agents of this Agreement) to complete an Alternative Transaction (which transaction is completed within 180 calendar days of the date of the Engagement Letter), the Corporation shall pay to the Agents promptly upon closing the Alternative Transaction a fee equal to the lesser of (i) the maximum amount of fees and commissions (including the Agents' Commission, Corporate

Finance Fee and Broker Warrants) otherwise payable to the Agents under this Agreement calculated on the basis of the maximum Offering proposed hereunder; and (ii) the Agents' fees and commissions (including the Agents' Commission, Corporate Finance Fee and Broker Warrants)) calculated based on the amount raised pursuant to the Alternative Transaction. An "Alternative Transaction" shall include any debt or equity offering or combination thereof in relation to the Corporation.

Section 14.	Indemnification

(a)

The Corporation agrees to indemnify and hold harmless the Agents and Selling Firms (if any) and each of their respective affiliates and subsidiaries and the respective directors, officers, partners, Agents and employees and the Agents' subsidiaries or affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties") to the full extent lawful, from and against any and all losses, fees, expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims (but not including any amount for lost profits) and the reasonable fees and expenses of their counsel that may be incurred (collectively, the "Losses") that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any third party action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively the "Claims") insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, from or in consequence of the performance of professional services rendered to the Corporation by the Indemnified Parties hereunder or otherwise in connection with the Offering, excluding any Losses or Claims resulting from fraud, gross negligence or wilful misconduct, whether performed before or after the date hereof, or otherwise in connection with the matters referred to in this Agreement, including, without limitation:

(i)

any material breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or the failure of the Corporation to comply with any of its obligations hereunder;

(ii)

the Corporation not complying with any requirement of the Canadian Securities Laws or U.S. Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(iii)

any failure or alleged failure to make timely disclosure of a material change by the Corporation, where such failure or alleged failure occurs during the Offering or during the period of distribution or where such failure relates to the Offering or the Convertible Debentures and may give or gives rise to any liability under any Law in any jurisdiction which is in force on the date of this Agreement.

(b)

The Corporation agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(c)

The Corporation will not, without the Indemnified Party’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless the Corporation has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(d)

Promptly after receiving notice of a Claim against an Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defense of such Claim or results in any material increase in the liability which the Corporation has under this indemnity. The Corporation shall have 14 days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the Claim. If the Corporation undertakes, conducts and controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

(e)

Each Indemnified Party may retain separate legal counsel to act on such Indemnified Party’s behalf to separately represent it in the defense of a Claim, which shall be at the Corporation’s expense if (i) the Corporation does not promptly assume the defense of the Claim no later than 14 days after receiving actual notice of the Claim (as set forth above), (ii) the Corporation agrees to separate representation, or (iii) the Indemnified Party is advised by counsel that there is an actual or potential conflict in the Corporation’s and the Indemnified Party’s respective interests or additional defenses are available to the Indemnified Party, which makes representation by the same counsel inappropriate.

(f)

The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agents by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agents, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by the Indemnified Parties in connection therewith) and out-of-pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Corporation as they occur.

(g)

To the extent that any Indemnified Party is not a party to this Agreement, the Agents shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

(h)	The Corporation agrees to reimburse the Agents for the time spent by their personnel in connection with any Claim at their normal per diem rates.

(i)

The indemnity and the contribution obligations of the Corporation pursuant to Section 15 shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the personnel of the Agents and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation and any of the Indemnified Parties. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 15.	Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 12 (other than in accordance with the terms hereof) would otherwise be available in accordance with its terms but is unavailable to the Agents or the Indemnified Parties or insufficient to hold them harmless in respect of a Claim for any reason, the Corporation shall contribute to the amount paid or payable by the Agents or the other Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agents or any other Indemnified Party on the other hand but also the relative fault of the Corporation, the Agents or any other Indemnified Party as well as any relevant equitable considerations; provided that the Corporation shall in any event contribute to the amount paid or payable by the Agents or any other Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees received by the Agents under this Agreement.

Section 16.	Advertisements

The Corporation shall, at the Agents' request, issue a press release announcing the Offering, include a reference to the Agents and its role in any such release or communication, and ensure that any press release concerning the Offering complies with applicable law, including U.S. Securities Law restrictions in respect of general solicitation, general advertising and directed selling efforts. If the Offering is successfully completed, the Corporation acknowledges and agrees that the Agents will be permitted to publish, at their own expense, public announcements or other communications relating to its services in connection with the Offering as it considers appropriate.

Section 17.	Expenses

The Corporation will be responsible for all expenses related to the Offering, whether or not the Offering is completed, including, but not limited to, the fees and disbursements of the Corporation’s legal counsel, all expenses of or incidental to the issue, sale or distribution of the Convertible Debenture, the fees and disbursements of the Agents' legal counsel (such fees not to exceed CAD$100,000 without the prior consent of the Corporation, such consent not to be unreasonably withheld), all disbursements of such legal counsel and all applicable taxes on such fees and disbursements, the fees and disbursements of accountants and auditors, the fees and disbursements of translators, the fees and disbursements of technical consultants and other applicable experts, all other costs and expenses (excluding legal expenses) of the Agent, printing costs, filing fees, distribution fees, stock exchange fees, fees for other regulatory compliance, and all taxes payable in respect of any of the foregoing. All such fees, disbursements and expenses shall be payable by the Corporation immediately upon receiving an invoice therefor from the Agents, or, at the option of the Agents, may be deducted from the gross proceeds of the Offering otherwise payable by the Agents to the Corporation at the Closing of the Offering.

Section 18.	Agents' Obligations

Subject to the terms and conditions hereof, the obligation of the Agents under this Agreement shall be several and not joint and several.  The percentage of the aggregate number of the Convertible Debentures in respect of which each Agent shall act as agent under the terms of this Agreement shall be as follows:

Canaccord Genuity Corp.	80.0%
Gravitas Securities Inc.	20.0%
Total	100.0%

The Agents agree among themselves that the allocation of the Compensation Securities shall be in accordance with the above percentage allocation.

Section 19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

Section 20.	Survival of Warranties, Representations, Covenants and Agreements

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Agents herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the closing of the Offering and shall continue in full force and effect for the benefit of the Agents, the Purchasers or the Corporation, as the case may be, regardless of the Closing of the sale of the Convertible Debentures, any subsequent disposition of the Convertible Debentures, the Common Shares, Warrants or Warrant Shares by the Purchasers or the termination of the Agents' obligations under this Agreement for a period ending on the date that is two years following the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents or the distribution of the Convertible Debentures or otherwise, and the Corporation agrees that the Agents shall not be presumed to know of the existence of a claim against the Corporation under this Agreement or any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Convertible Debentures as a result of any investigation made by or on behalf of the Agents in accordance with the distribution of the Convertible Debentures or otherwise. In this regard, the Agents shall act as trustees for the Purchasers and accept these trusts and shall hold and enforce such rights on behalf of the Purchasers.

Section 21.	Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or electronic delivery to such other party as follows:

(i)	to the Corporation at:

CLS Holdings USA, Inc

11767 South Dixie Highway. Suite 115 Miami, Florida 33156

USA

Attention: Jeff Binder, Chairman and CEO

E-Mail:     jb@power3net.com

with a copy (which shall not constitute notice hereunder) to:

Cassels Brock & Blackwell LLP Scotia Plaza, Ste. 2100

40 King Street West Toronto, Ontario M5H 3C2

Attention: Cameron Mingay

E-Mail:     cmingay@casselsbrock.com

(ii)	to the Agents, to:

Canaccord Genuity Corp.

161 Bay Street, Suite 3000

Toronto, Ontario M5J 2S1

Attention: Graham Saunders

Email:      GSaunders@cgf.com

with a copy (which shall not constitute notice hereunder) to:

Bennett Jones LLP

1 First Canadian Place PO Box 130

Toronto, Ontario M5X 1A4

Attention: Aaron Sonshine

E-Mail:     Sonshinea@bennettjones.com

or at such other address or e-mail address as may be given by either of them to the other in writing from time to time. Each notice shall be personally delivered to the addressee or sent by electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by electronic transmission shall be deemed to be given and received on the first Business Day following the day on which it is confirmed to have been sent.

Section 22.	Enforceability

To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Section 23.	Successors and Assigns

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 24.	Entire Agreement; Time of the Essence

This Agreement constitutes the entire agreement between the Agents and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Agents and the Corporation (including, for greater certainty, the Engagement Letter, except that the confidentiality provision with respect to the confidentiality obligations owed to the Corporation in the Engagement Letter shall survive and be deemed incorporated by reference herein) and time shall be of the essence hereof.

Section 25.	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

Section 26.	No Fiduciary Duty

The Corporation acknowledges and agrees that: (a) the Agents have not assumed or will assume a fiduciary responsibility in favour of the Corporation with respect to the Offering contemplated hereby or the process leading thereto and none of the Agents has any obligation to the Corporation with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (b) any Agents and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (c) none of the Agents has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 27.	Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

Section 28.	Language

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document a être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

Section 29.	Counterparts and Electronic or Facsimile Copies

This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission (in PDF), each of which so executed will constitute an original and all of which taken together shall form one and the same agreement.

[Balance of Page Intentionally Left Blank]

EXECUTION VERSION

If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation please communicate your acceptance by executing where indicated below and returning one originally executed copy to the Agents.

CANACCORD GENUITY CORP.

Per:  /s/ Graham Saunders

Authorized Signing Officer

GRAVITAS SECURITIES INC.

Per:  /s/ Robert Carbonaro

Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

CLS HOLDINGS USA, INC.

Per:  /s/ Jeffrey Binder

Authorized Signing Officer

EXECUTION VERSION

SCHEDULE "A"

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

As used in this Schedule "A" and related exhibits, the following terms shall have the meanings indicated:

"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Rule 902(c) of Regulation S, which, without limiting the foregoing, but for greater clarity in this Schedule, includes, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Convertible Debentures and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Convertible Debentures;

"Distribution Compliance Period" means the one year period (six months if the Corporation remains a reporting issuer with the SEC) that begins on the later of (i) the date the Convertible Debentures are first offered to persons other than distributors in reliance on Regulation S; or (ii) the Closing Date; provided that, all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to have been made during the Distribution Compliance Period;

"General Solicitation" and "General Advertising" means "general solicitation" and "general advertising", respectively, as used under Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

"Offshore Transaction" means an "offshore transaction" as that term is defined in Rule 902(h) of Regulation S;

"SEC" means the United States Securities and Exchange Commission;

"Securities" means the Convertible Debentures, the Common Shares and Warrants issuable upon conversion of the Convertible Debentures and the Warrant Shares issuable upon exercise of the Warrants; and

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

All other capitalized terms used but not otherwise defined in this Schedule "A" shall have the meanings assigned to them in the Agency Agreement to which this Schedule "A" is attached and of which this Schedule "A" forms a part.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, acknowledges, covenants and agrees with the Agents that:

1.

The Corporation acknowledges that the Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws. Except with respect to sales of the Convertible Debentures by the Corporation to Subscribers solicited by the Agents through a U.S. Affiliate and/or Accredited Investors in reliance upon available exemptions from registration under the U.S. Securities Act and applicable state securities laws, neither the Corporation nor any of its affiliates, nor any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, or any Selling Firm, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons; or (B) any sale of Convertible Debentures unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States, not a U.S. Person and not acting for the account or benefit of a U.S. Person, or (ii) the Corporation, its affiliates, and any person acting on any of their behalf (other than the Agents, the U.S. Affiliates, or any Selling Firm, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement) reasonably believe that the purchaser is outside the United States, not a U.S. Person and not acting for the account or benefit of a U.S. Person.

2.

Neither the Corporation nor any of its affiliates, nor any person acting on any of their behalf (other than the Agents, the U.S. Affiliate, or any Selling Firm, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has engaged or will engage in any Directed Selling Efforts, or has taken or will take any action that would cause the exemption afforded by Rule 506(b) of Regulation D or Section 4(a)(2) of the U.S. Securities Act or the exclusion afforded by Rule 903 of Regulation S, to be unavailable for offers and sales of the Convertible Debentures.

3.

None of the Corporation, any of its affiliates or any person acting on any of their behalf (other than the Agents, the U.S. Affiliate, or any Selling Firm, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer and sale of the Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons.

4.

Neither the Corporation nor any person acting on behalf of the Corporation has, within six months prior to the commencement of the Offering, sold, offered for sale or solicited any offer to buy any of the Corporation’s securities, and will not do so for a period of six months following the completion of this Offering, in a manner that would be integrated with the offer and sale of the Convertible Debentures and would cause the exemption from registration under the U.S. Securities Act under Rule 506(b) of Regulation D or Section 4(a)(2) of the U.S. Securities Act to become unavailable with respect to the offer and sale of the Convertible Debentures.

5.

Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

6.

The Corporation will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable state securities laws in connection with the offering of the Convertible Debentures in the United States.

7.

To the best of the Corporation’s knowledge after reasonable investigation, none of the Corporation (including its predecessors or affiliated issuers), any director or executive officer, any non-executive officer participating in the Offering, any shareholder holding or controlling 20% or more of the Common Shares, any current promoter of the Corporation or any person (other than the Agents and any person set out in Section 8 of the Agents' representations, warranties and covenants below, for which no representation or warranty is made) that has been or will be paid (directly or indirectly) for the solicitation of purchasers in the Offering (a “Compensated Solicitor”) and any general partner or managing member of any Compensated Solicitor or any executive officer, non-executive officer participating in the Offering, or director of any Compensated Solicitor or general partner or managing member of such Compensated Solicitor is subject to a Disqualifying Event. For the purposes hereof, “Disqualifying Event” means any conviction, order, judgment, decree, suspension, expulsion, event or other matter set out in Rule 506(d)(1)(i) through (viii) of Regulation D that is currently in effect or which occurred within the periods set out in Rule 506(d)(1)(i) through (viii) and, without limiting the foregoing, includes criminal convictions, court injunctions or restraining orders, final orders of any state or federal regulator, SEC disciplinary orders, SEC cease-and-desist orders, SEC stop orders or orders suspending the Regulation A exemption, suspension or expulsion from membership in, or association with a member of, a self-regulatory organization (such as FINRA) or United States Postal Service false representation orders.

Representations, Warranties and Covenants of the Agents

The Agents represents, warrants and covenants to and with the Corporation that:

1.

The Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws. It has not offered for sale by the Corporation, and will not offer for sale by the Corporation, any Convertible Debentures except: (a) Convertible Debentures in an Offshore Transaction in accordance with Category 3 of Rule 903 of Regulation S; or (b)

Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, that are Accredited Investors, in transactions that are exempt from the registration requirements of the U.S. Securities Act in compliance with available exemptions thereunder and in compliance with state securities laws, as provided in this Schedule "A" and the Agreement to which it is annexed. Accordingly, neither the Agents, its U.S. Affiliate nor any of their affiliates nor any persons acting on behalf of any of them, has made or will make (except as permitted hereby) any: (x) offer to sell or any solicitation of an offer to buy, any Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons; (y) arrangement for any sale of Convertible Debentures to any purchaser unless, at the time the buy order was or will have been originated, the purchaser (i) has certified to the Agents that it was outside the United States, not a U.S. Person and not acting for the account or benefit of a U.S. Person, and (ii) has agreed to only resale such securities in accordance with Regulation S under the U.S. Securities Act, in accordance with registration under the U.S. Securities Act or an exemption from such registration requirements, or (z) Directed Selling Efforts.

2.

The Agents agree that at or prior to confirmation of the sale of the Convertible Debentures, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Convertible Debentures from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year (six months if the issuer is a reporting issuer with the SEC) after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the U.S. Securities Act. Terms used herein have the meanings given to them in Regulation S.”

In addition, prior to the expiration of the Distribution Compliance Period, all subsequent offers and sales of the Convertible Debentures by such Agents or its affiliates shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S; pursuant to a registration of the Convertible Debentures under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act as provided below.

3.

Neither the Agents, its U.S. Affiliate nor any of their affiliates either directly or through a person acting on its or their behalf has taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Convertible Debentures.

4.

The Agents have not entered and will not enter into any contractual arrangement with respect to the distribution of the Convertible Debentures, except with its U.S. Affiliate, any Selling Firm or with the prior written consent of the Corporation. It shall require its U.S. Affiliate and each Selling Firm to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable best efforts to ensure that its U.S. Affiliate and each Selling Firm complies with, the provisions of this Schedule applicable to the Agents as if such provisions applied directly to its U.S. Affiliate and such Selling Firm.

5.

All offers to sell and solicitations of offers to purchase Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, shall be solicited and arranged by the Agents through its U.S. Affiliate, which on the dates of such offers and subsequent sales by the Corporation was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws (unless exempted therefrom) and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. in accordance with all applicable United States state and federal securities (including broker-dealer) laws. The U.S. Affiliate will arrange for all offers of Convertible Debentures for sale by the Corporation in compliance with all applicable United States federal and state broker-dealer requirements and this Schedule "A" and the Agreement to which it is annexed.

6.

The Agents and their U.S. Affiliate and their respective affiliates, either directly or through a person acting on behalf of any of them, have not solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Convertible Debentures in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer and sale of the Securities in the United States or to, or for the account or benefit of, U.S. Persons.

7.

Any offer, or solicitation of an offer to buy, Convertible Debentures that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons, was or will be made only to Accredited Investors.

8.

Immediately prior to soliciting any person in the United States or person purchasing for the account or benefit of, a U.S. Person, the Agents, the U.S. Affiliate, their respective affiliates, and any person acting on behalf of any of them, had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor, and at the time of completion of each sale by the Corporation to a person in the United States, to a U.S. Person or a person purchasing for the account or benefit of, a U.S. Person, the Agents, the U.S. Affiliate, their respective affiliates, and any person acting on behalf of any of them will have reasonable grounds to believe and will believe, that each such purchaser is an Accredited Investor.

9.

Each offeree in the United States, that is a U.S. Person or is purchasing for the account or benefit of a U.S. Person has been or will be provided by the Agents through its U.S. Affiliate, with a copy of the Subscription Agreement and each purchaser in the United States, that is a U.S. Person or is purchasing for the account or benefit of a U.S. Person will have received at or prior to the time of purchase of any Convertible Debentures the Subscription Agreement and the Agents agrees that they have not and will not use any written material other than such documents in connection therewith.

10.	Prior to soliciting such offerees and to the completion of any sale of Convertible Debentures to persons in the United States, U.S. Persons or persons purchasing for the account or benefit of U.S. Persons, each such purchaser will be informed that the Securities have not been registered under the U.S. Securities Act or any applicable state securities laws and are being offered to such purchaser in reliance on an exemption from the registration requirements of the U.S. Securities Act and in accordance with exemptions from any applicable state securities laws.

11.

Prior to completion of any sale of Convertible Debentures in the United States or to, or for the account or benefit of, any person in the United States, each such purchaser will have completed a Subscription Agreement including Schedule C thereto.

12.

The Agents and their U.S. Affiliates acknowledge that until 40 days after the commencement of the Offering, an offer or sale of Convertible Debentures within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act.

13.

At least one Business Day prior to the applicable Closing Date, the transfer agents for the Corporation will be provided with a list of the names and addresses of all purchasers of the Convertible Debentures in the United States, that are a U.S. Person or that are purchasing for the account or benefit of a U.S. Person.

14.

At the Closing, each of the Agents and their U.S. Affiliate that has offered or solicited offers of Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, will provide a certificate, substantially in the form of Exhibit I, relating to the manner of the offer and sale of the Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, or will be deemed to represent and warrant that it did not make any offers or solicitations to purchase Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons.

EXECUTION VERSION

EXHIBIT I TO SCHEDULE A (TERMS AND CONDITIONS OF U.S. SALES)

AGENTS' CERTIFICATE

In connection with the offer and sale in the United States or to, or for the account or benefit of, U.S. Persons, of Convertible Debentures (the "Convertible Debentures") of CLS Holdings USA, Inc. (the "Corporation") pursuant to an agency agreement (the "Agency Agreement") dated December 12, 2018 between the Corporation and the Agents named in the Agency Agreement, the undersigned each hereby certify as follows:

(i)

on the date hereof and on the date of each offer, solicitation of an offer and sale of Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons, the U.S. Affiliate is and was: (A) a duly registered broker-dealer with the United States Securities and Exchange Commission and under the laws of each state where offers and sales of Convertible Debentures were made (unless exempted therefrom); and (B) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii)

all offers of Convertible Debentures for sale by the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, have been and will be effected and arranged by the U.S. Affiliate in accordance with all applicable U.S. federal and state laws and regulation (including, without limitation, laws and regulation with respect to the registration and conduct of broker- dealers);

(iii)

immediately prior to offering or soliciting offers for the Convertible Debentures in the United States or to, or for the account or benefit of U.S. Persons, we had reasonable grounds to believe and did believe that each offeree was an Accredited Investor, and, on the date hereof, we continue to believe that each person purchasing Convertible Debentures from the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, is an Accredited Investor;

(iv)

no form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act, in connection with the offer or sale of the Convertible Debentures in the United States or to, or for the account or benefit of, U.S. Persons; and

(v)	the offers and solicitations of offers of the Convertible Debentures have been conducted by us in accordance with the terms of the Agency Agreement.

[signature page follows]

EXECUTION VERSION

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this            day of           , 2018.

[INSERT NAME OF AGENTS]		[INSERT NAME OF U.S. AFFILIATE]

By:		By:
	Name: Title:		Name: Title: